Exhibit 99.3

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED STATEMENT OF OPERATIONS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended December 31, 2008
Sales	$843
Costs and expenses:
Cost of sales, excluding depreciation, amortization and cost of timber harvested	572
Depreciation, amortization and cost of timber harvested	89
Distribution costs	96
Selling and administrative expenses	21
Closure costs, impairment of assets and other related charges	287
Operating loss	(222)
Interest expense	(133)
Other income, net	7
Loss before income taxes, minority interests and extraordinary item	(348)
Income tax benefit	9
Minority interests, net of tax	(10)
Loss before extraordinary item	(349)
Extraordinary loss on expropriation of assets, net of tax of $0	(256)
Net loss	$(605)

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED BALANCE SHEET INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

December 31,
2008
Assets
Current assets:
Cash and cash equivalents	$150
Accounts receivable, net	362
Accounts receivable from affiliates	49
Inventories, net	358
Assets held for sale	947
Other current assets	20
Total current assets	1,886
Fixed assets, net	2,259
Amortizable intangible assets, net	290
Other assets	375
Total assets	$4,810

Liabilities and shareholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$633
Short-term bank debt	347
Current installments of long-term debt	16
Liabilities associated with assets held for sale	403
Total current liabilities	1,399
Long-term debt, net of current installments	2,792
Pension and other postretirement projected benefit obligations	385
Other long-term liabilities	83
Minority interests in subsidiaries	67
Shareholders' equity	84
Total liabilities and shareholders' equity	$4,810

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED STATEMENT OF CASH FLOWS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended December 31, 2008
Cash flows from operating activities:
Net loss	$(605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Extraordinary loss on expropriation of assets, net of tax	256
Depreciation, amortization and cost of timber harvested	89
Closure costs, impairment of assets and other related charges	254
Write-downs of mill stores inventory	12
Deferred income taxes	17
Minority interests, net of tax	10
Net pension contributions	(40)
Amortization of debt discount (premium), net	30
Changes in working capital:
Accounts receivable	14
Inventories	87
Other current assets	(5)
Accounts payable and accrued liabilities	(51)
Other, net	(48)
Net cash provided by operating activities	20
Cash flows from investing activities:
Cash invested in fixed assets	(35)
Decrease in deposit requirements for letters of credit, net	8
Other investing activities, net	3
Net cash used in investing activities	(30)
Cash flows from financing activities:
Cash dividends to minority interests	(11)
Other financing activities, net	(24)
Net cash used in financing activities	(35)
Net decrease in cash and cash equivalents	(45)
Cash and cash equivalents:
Beginning of period	195
End of period	$150

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

Unaudited quarterly combined financial information

The accompanying unaudited quarterly combined financial information ("Financial Information") includes the accounts of Abitibi-Consolidated Inc. and its subsidiaries ("Abitibi") and the accounts of AbitibiBowater US Holding LLC and its subsidiaries ("Holding" and together with Abitibi, the "Company," "we" or "our"). Both Abitibi and Holding are wholly-owned subsidiaries of AbitibiBowater Inc. ("AbitibiBowater").

This Financial Information was prepared solely for the information and use of certain holders of certain of AbitibiBowater's indebtedness. This Financial Information is not intended to be financial statements prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). Each of Abitibi's and Holding's consolidated results of operations information, consolidated cash flows information and consolidated financial position information included in the Financial Information have been derived from the underlying accounting records of AbitibiBowater, primarily following the significant accounting policies and using the same critical accounting estimates and basis of accounting as AbitibiBowater, such as long-lived assets impairment testing. However, this financial information for both Abitibi and Holding may not fully reflect the costs to each entity of doing business on a standalone basis, and any differences could be significant. Accordingly, Abitibi's and Holding's information included in this Financial Information has not been derived from financial statements prepared in accordance with U.S. GAAP. On October 29, 2007, Bowater Incorporated combined with Abitibi to form AbitibiBowater (the "Combination"). The Combination was accounted for as a purchase in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS 141"). The consideration and related costs to effect the Combination were "pushed down" to us and were allocated to the assets acquired and liabilities assumed based on their relative fair values at the date of the Combination in accordance with SFAS 141. However, goodwill was not pushed down to us from AbitibiBowater and this consideration was recorded as part of shareholders' equity.

The principles used to prepare the Financial Information are similar to those used to prepare consolidated financial statements. The Financial Information as of and for the three months ended December 31, 2008 has been compiled by management on a combined basis to include the accounts of both Abitibi and Holding (prepared on their respective bases as described above), adjusted for eliminations of intercompany transactions between Abitibi and Holding. However, as noted above, the Financial Information as of and for the three months ended December 31, 2008 is not, nor is it intended to be, in accordance with U.S. GAAP.

Creditor Protection Proceedings

On April 16, 2009, AbitibiBowater and certain of its U.S. and Canadian subsidiaries, including Holding, filed voluntary petitions (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") for relief under the provisions of Chapter 11 of the United States Bankruptcy Code, as amended. In addition, on April 17, 2009, AbitibiBowater and certain of its Canadian subsidiaries, including Abitibi and Abitibi-Consolidated Company of Canada ("ACCC"), a wholly-owned subsidiary of Abitibi, sought creditor protection (the "CCAA Proceedings") under the Companies' Creditors Arrangement Act with the Superior Court of Quebec in Canada (the "Canadian Court"). On April 17, 2009, Abitibi and ACCC each filed a voluntary petition for provisional and final relief (the "Chapter 15 Cases") in the U.S. Court under the provisions of Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the "Creditor Protection Proceedings." The U.S. Court and the Canadian Court are collectively referred to as the "Courts." Abitibi's subsidiary which owns its Bridgewater, United Kingdom operations and holding's subsidiaries which own 52.5% of Augusta Newsprint Company were not included in the Creditor Protection Proceedings and will continue to operate outside of such proceedings.

Basis of presentation and going concern issues

The commencement of the Creditor Protection Proceedings and the liquidity issues experienced by AbitibiBowater raise substantial doubt about AbitibiBowater's ability to continue as a going concern. As such, the underlying financial records from which the Financial Information was derived have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

The Creditor Protection Proceedings and AbitibiBowater's debtor in possession financing arrangements provide AbitibiBowater with a period of time to stabilize its operations and financial condition and develop a comprehensive restructuring plan. Management believes that these actions make the going concern basis of presentation appropriate. However, it is not possible to predict the outcome of these proceedings and as such, the realization of assets and discharge of liabilities are each subject to significant uncertainty. Further, AbitibiBowater's ability to continue as a going concern is dependent on market conditions and its ability to successfully develop and implement a comprehensive restructuring plan and improve profitability, obtain alternative financing to replace its debtor in possession financing arrangements and restructure its obligations in a manner that allows it to obtain confirmation of a plan of reorganization by the Courts. However, it is not possible to predict whether the actions taken in its restructuring will result in improvements to its financial condition sufficient to allow it to continue as a going concern. If the going concern basis is not appropriate, adjustments will be necessary to the carrying amounts and/or classification of our assets and liabilities.

Further, a comprehensive restructuring plan could materially change the carrying amounts and classifications reported in our Financial Information. The assets and liabilities in our Financial Information do not reflect any adjustments related to the Creditor Protection Proceedings, which arose subsequent to December 31, 2008. In addition, our Financial Information does not purport to reflect or provide for the consequences of the Creditor Protection Proceedings, such as (i) the realizable value of our assets on a liquidation basis or their availability to satisfy liabilities, (ii) the amounts of pre-petition liabilities that may be allowed for claims or contingencies or the status and priority thereof, (iii) the effect of any changes in our shareholders' equity that may be made in AbitibiBowater's recapitalization or (iv) the effect on our Financial Information regarding any changes made to our business resulting from AbitibiBowater's comprehensive restructuring plan.